UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2023 (July 31, 2023)

Stellus Private Credit BDC

(Exact name of registrant as specified in its charter)

Delaware	000-56378	87-6878660
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

4400 Post Oak Parkway, Suite 2200
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 292-5400

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

On July 31, 2023, Stellus Private Credit BDC (the “Company”) delivered a capital drawdown notice to its investors relating to the sale of 667,556 common shares of beneficial interest (the “Drawdown Shares”) of the Company for an aggregate offering price of $10,000,000. This sale of the Drawdown Shares is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Drawdown Shares up to the amount of its capital commitment on an as-needed basis with a minimum of 10 business days’ prior notice to investors. No underwriting discounts or commissions have been or will be paid in connection with the sale of the Drawdown Shares. The sale of the Drawdown Shares is expected to close on August 14, 2023.

On July 31, 2023, the Company issued 73,161 common shares of beneficial interest (the “Immediate Issuance Shares” and, together with the Drawdown Shares, the “Shares”) of the Company for an aggregate offering price of $1,095,951.78. No underwriting discounts or commissions have been or will be paid in connection with the sale of the Immediate Issuance Shares. The sale of the Immediate Issuance Shares described made pursuant to subscription agreements entered into by the Company and its investors.

The issuance and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Stellus Private Credit bdc

Date: August 1, 2023	By:	/s/ W. Todd Huskinson
		Name:	W. Todd Huskinson
		Title:	Chief Financial Officer, Chief Operating Officer and Secretary